Exhibit 99.1

Shift Announces Reverse Stock Split

SAN FRANCISCO, March 7, 2023 (GLOBE NEWSWIRE) – Shift Technologies, Inc. (Nasdaq: SFT) (the “Company” or “Shift”), a leading end-to-end auto ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience, announced today that it will effect a 1-for-10 reverse stock split (“reverse split”) of its Class A common stock, par value $0.0001 per share (“common stock”), that will become effective on March 8, 2023, at 12:01 a.m., Eastern Time. Shift’s common stock will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SFT” and will begin trading on a split-adjusted basis when the market opens on March 8, 2023. The new CUSIP number for the Common Stock following the reverse split will be 82452T 305.

The reverse split is primarily intended to bring the Company into compliance with the minimum bid price requirement for maintaining its listing on Nasdaq. To evidence compliance with this requirement, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days by April 3, 2023.

At the Company’s Special Meeting of Stockholders held on December 7, 2022, the Company’s stockholders approved a proposal to authorize a reverse stock split of the Company’s common stock, at a ratio within the range of 1-for-5 to 1-for-10. The Board approved a 1-for-10 reverse split ratio, and on March 7, 2023, the Company filed a Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to effect the reverse split effective March 8, 2023.

The reverse split will affect all issued and outstanding shares of common stock. All outstanding options, restricted stock unit awards, warrants, convertible notes and other securities entitling their holders to purchase or otherwise receive shares of common stock will be adjusted as a result of the reverse split, pursuant to their respective terms. The number of shares available to be awarded under the Company’s equity plans will also be appropriately adjusted. Following the reverse split, the par value of the common stock will remain unchanged at $0.0001 per share. The Charter Amendment will not change the authorized number of shares of common stock or preferred stock. No fractional shares will be issued in connection with the reverse split. Stockholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment (without interest) equal to the proceeds attributable to the sale of such fractional share following the aggregation and sale by the Company’s transfer agent of all fractional shares otherwise issuable. The reverse split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity (other than as a result of the payment of cash in lieu of fractional shares).

About Shift

Shift is a leading end-to-end auto ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience. Shift’s mission is to make car purchase and ownership simple — to make buying or selling a used car fun, fair, and accessible to everyone. Shift provides comprehensive, digital solutions throughout the car ownership lifecycle, enabling customers to purchase a vehicle online with financing and vehicle protection products, and a vision to provide high-value support services during car ownership. For more information please visit www.shift.com.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (1) Shift’s ability to sustain its current rate of growth, which may be affected by, among other things, competition, Shift’s ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (2) changes in applicable laws or regulations; (3) the possibility that Shift may be adversely affected by other economic, business, and/or competitive factors; (4) the operational and financial outlook of Shift; (5) the ability for Shift to execute its growth strategy; (6) Shift’s ability to purchase sufficient quantities of vehicles at attractive prices; and (7) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Shift undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Investor Relations:

Susan Lewis

IR@shift.com

Media Contact:

press@shift.com

Source: Shift Technologies, Inc.